Exhibit 21
UNITED AIR LINES, INC. SUBSIDIARIES
(as of March 31, 2006)

                                                                                                   Jurisdiction of Incorporation
United Air Lines, Inc.                                                               Delaware
(Wholly-owned subsidiaries):
UAL Loyalty Services, Inc.                                                           Delaware
Covia LLC                                                                                   Delaware
Kion de Mexico, S.A. de C.V.                                                     Mexico
Mileage Plus, Inc.                                                                         Delaware
United Aviation Fuels Corporation                                                Delaware
United Cogen, Inc.                                                                       Delaware
United Vacations, Inc.                                                                  Delaware

UAL Loyalty Services, Inc.
(Wholly-owned subsidiary):
Mileage Plus Holdings, Inc.                                                         Delaware

Mileage Plus Holdings, Inc.
(Wholly-owned subsidiary):
Mileage Plus Marketing, Inc.                                                      Delaware

Covia LLC currently owns a 55.9949803% equity interest in the Galileo Japan Partnership, a Delaware general partnership.